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                                                                 EXHIBIT 10.1

                               OPERATING AGREEMENT

         This Operating Agreement, dated as of September 13, 2000, is among The Boeing Company, a Delaware corporation ("Boeing"), Boeing Capital Services Corporation, a Delaware corporation ("BCSC"), and Boeing Capital Corporation ("BCC").

                              W I T N E S S E T H:

         WHEREAS, BCC is a wholly-owned subsidiary of BCSC, which is a wholly-owned subsidiary of Boeing, and BCC is intended by both BCSC and BCC to be active in financing purchases by Boeing customers of products and services; and

         WHEREAS, it is in the interests of Boeing, BCSC and BCC that BCC has the opportunity to provide such financing on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration for the mutual covenants and other good and valuable consideration, the parties hereto agree as follows.

                               A G R E E M E N T S

         SECTION 1. CUSTOMER FINANCING. BCSC agrees to tender, or cause to be tendered, to BCC, for investment by BCC or a subsidiary thereof the opportunity, which is tendered to BCSC under the Operating Agreement between Boeing and BCSC dated the date hereof ("the BCSC Operating Agreement"), all of the opportunities to finance potential customers of Boeing for any product or service (each, a "Product"), including without limitation, all (i) leases, (ii) promissory notes,
(iii) participations in promissory notes, (iv) installment sales contracts, (v) conditional sales contracts, and (vi) all other similar evidences of indebtedness or title retention agreements, all of such financings to be tendered together with any related security agreements or other lien instruments. Such tender shall be made by BCSC at the time the potential for customer

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financing is tendered to BCSC under the BCSC Operating Agreement . The provisions of this paragraph shall not apply with respect to any customer financing transaction which is not covered by the BCSC Operating Agreement.

         BCC agrees to take (or to cause one of its subsidiaries to take) all financing tendered by BCSC pursuant to the provisions of this Section 1, provided that BCC may refuse to accept all or any portion of the financing tendered if any of the following shall exist: (1) such financing shall not comply with the customary standards of BCC as to terms and conditions or as to the creditworthiness of the obligor and/or any guarantor thereof; (2) such financing, when added to the amount of any existing note and lease receivables of the same obligor or guarantor held or committed to be taken by BCC and its subsidiaries, shall exceed the amount of receivables from a single obligor which would be prudent, in BCC's judgment, for BCC and its subsidiaries to carry; or
(3) the BCC Board shall deem it inappropriate to acquire such financing. BCC shall make such determinations with respect to the foregoing and the foregoing shall be reviewed and approved periodically by the BCC Board of Directors.

         Tendered financing shall be taken without recourse to Boeing, except that BCC shall have the option (subject to the limitation of the next succeeding sentence) in its discretion to accept (or to refuse to accept as aforesaid) any financing tendered pursuant to the provisions hereof with partial or full recourse to Boeing, the amount and terms of such recourse to be agreed by the parties and determined by the extent to which there shall be a failure to meet the customary standards of BCC referred to in the immediately preceding paragraph. In the case of any financing with respect to which the amount of recourse requested by BCC shall be unacceptable


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to Boeing, Boeing may in lieu of providing such recourse either carry the financing itself (if doing so is approved by the Chief Financial Officer of Boeing or such officer's designee) or request BCC to find a third party willing to purchase the financing on terms acceptable to Boeing. BCC shall pay Boeing a reasonable guarantee fee on any financing taken by BCC with partial or full recourse to Boeing in an amount and on terms reasonably acceptable to Boeing; it being understood that the financing shall be structured to produce a market-based rate of return for BCC (or its subsidiary) after payment of any such fee, and allowance for the reduced risk to BCC (or such subsidiary).

         Any financing taken by BCC pursuant to this Section shall be structured to provide BCC a market-based rate of return on BCC's (or its subsidiary's) investment in such financing, taking into account such factors as (i) projected borrowing costs, (ii) reasonable expenses, (iii) credit risk, (iv) asset risk, and (v) rates of return of peer finance companies. The factors used in these calculations shall be reviewed periodically by BCC and Boeing in order to insure a reasonable reflection of current conditions.

         With respect to any transaction, BCC may assign its rights and obligations under this Section to any wholly-owned subsidiary of BCC and such subsidiary may in turn assign such rights and obligations to BCSC or any other subsidiary thereof.

         SECTION 2.  INTENTIONALLY LEFT BLANK.

         SECTION 3. REMARKETING. BCC and Boeing shall coordinate marketing and remarketing activities with respect to aircraft. Pursuant to Section 3 of the BCSC Operating Agreement,


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BCSC hereby assigns its rights under Section 3 of the BCSC Operating Agreement to BCC with respect to Aircraft owned by BCC or a subsidiary of BCC.

         If an aircraft purchased by Boeing pursuant to this Section 3 is subject to a Boeing guarantee, then any amount paid by Boeing under this Section 3 for the purchase of such aircraft shall be taken into account in determining Boeing's obligation under such guarantee. Otherwise than as set forth in the preceding sentence, nothing contained in this Section 3 shall be construed so as to satisfy in whole or in part any specific obligation Boeing or BCSC may have to BCC or any subsidiary under the terms of a guarantee provided by BCSC or Boeing to BCC or any subsidiary with respect to any particular transaction.

         The obligation of BCSC to purchase from BCC or its subsidiaries any returned or repossessed Product other than aircraft shall be in accordance with remarketing agreements which may be agreed to from time to time by BCSC and BCC.

         With respect to any transaction, BCC may assign its rights and obligations under this Section to any wholly-owned subsidiary of BCC and such subsidiary may in turn assign such rights and obligations to BCC or any other subsidiary thereof.

         SECTION 4. FEDERAL INCOME TAXES. BCSC agrees to pay to BCC an amount equal to the excess of (i) the amount of Boeing consolidated Federal income taxes which would be due for such taxable year if such taxes were computed by excluding BCC and its subsidiaries, over (ii) the amount of Boeing consolidated Federal income taxes which would be due for such taxable year if such taxes were computed including BCC and its subsidiaries. If for any such


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taxable year the amount of taxes computed in accordance with clause (ii) hereof shall exceed the amount of taxes computed under clause (i), BCC shall pay BCSC an amount equal to the excess of the clause (ii) amount over the clause (i) amount. If subsequent to any payments made by BCSC pursuant to this Section, Boeing shall incur Federal income tax losses which under applicable law could be carried back to the taxable year for which such payments were made, BCC will nevertheless be under no obligation to repay to BCSC or Boeing any portion of such payments. To secure its obligation under this Section 4, pursuant to
Section 4 of the BCSC Operating Agreement, BCSC hereby assigns to BCC (to the extent that BCC is entitled to payment from BCSC under this Section 4) its rights under Section 4 of the BCSC Operating Agreement to receive payments from Boeing.

         SECTION 5.  MISCELLANEOUS.

         5.1 This Agreement is not and does not constitute a direct or indirect guarantee by BCSC or Boeing of any obligation or debt of BCC.

         5.2 Unless otherwise agreed in writing, BCC shall have the right in its discretion to assign, transfer or convey any financing accepted or taken from BCSC or Boeing pursuant to the provisions of Section 1 hereof, provided that BCC shall notify and consult with Boeing regarding any such assignment, transfer or conveyance.

         5.3 This Agreement may be amended, waived or terminated at any time by written agreement of all the parties hereto.



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         5.4. Boeing hereby consents to the assignment by BCSC to BCC of certain of its rights under the BCSC Operating Agreement as set forth herein.

                                  THE BOEING COMPANY



                                  By:      /s/ WALTER E. SKOWRONSKI
                                           ------------------------------------
                                           Walter E. Skowronski

                                  Its:     Vice President of Finance and
                                           Treasurer
                                           ------------------------------------


                                  BOEING CAPITAL SERVICES CORPORATION



                                  By:      /s/ THOMAS J. MOTHERWAY
                                           ------------------------------------
                                           Thomas J. Motherway

                                  Its:     President
                                           ------------------------------------


                                  BOEING CAPITAL CORPORATION



                                  By:      /s/ STEVEN W. VOGEDING
                                           ------------------------------------
                                           Steven W. Vogeding

                                  Its:     Vice President-CFO
                                           ------------------------------------


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